EXHIBIT 99.1

Press Release	Source: Per-Se Technologies, Inc.
Per-Se Technologies Announces Convertibility of its 3.25% Convertible Senior Debentures Due 2024
Thursday January 11, 5:05 pm ET
ALPHARETTA, Ga.—(BUSINESS WIRE)—Per-Se Technologies, Inc. (Nasdaq: PSTI — News) today announced that it anticipates that its proposed merger with a wholly owned subsidiary of McKesson Corporation will close on January 26, 2007 in the event that the Company’s stockholders vote to approve the proposed merger at the Company’s special stockholders meeting to be held on January 24, 2007, subject to the satisfaction or waiver of closing conditions. If the merger is completed, holders of the Company’s common stock immediately prior to the effective time of the merger will receive $28.00 per share in cash, without interest. The merger will constitute a “Fundamental Change” of Per-Se pursuant to the Indenture, dated as of June 30, 2004, by and between U.S. Bank National Association, as Trustee, and Per-Se (the “Indenture”).
Pursuant to Section 10.01 of the Indenture, Per-Se’s 3.25% Convertible Subordinated Debentures due 2024 (the “Debentures”) may be surrendered for conversion at any time from January 11, 2007 through the “Fundamental Change Repurchase Date,” which is described below. If the merger occurs, notice of such occurrence and of the repurchase right at the option of the Debenture holders arising as a result thereof will be mailed to all holders of record within 30 days of the closing of the merger. Such notice will specify the Fundamental Change Repurchase Date, which shall be 30 days following the date of such notice, the price at which the Company shall be obligated to repurchase the Debentures pursuant to Section 3.08 of the Indenture and instructions for tendering the Debentures for repurchase.
If the merger occurs, a Make Whole Premium, determined in accordance with Section 12.01 of the Indenture, shall be payable with respect to any conversion or repurchase of Debentures effected in connection with the merger.
Any Debentures that are not converted or repurchased in connection with the merger shall remain outstanding and subject to the terms and conditions of the Indenture, as supplemented by a Supplemental Indenture that will be entered into in connection with the completion of the merger.
Additional Information
In connection with the proposed merger and required stockholder approval, Per-Se Technologies, Inc. has filed a proxy statement with the U.S. Securities and Exchange Commission (SEC). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT PER-SE AND THE MERGER. The final proxy statement has been mailed to the stockholders of Per-Se. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Per-Se with the SEC may be obtained free of charge by contacting Per-Se Technologies, Inc., Attn: Investor Relations, 1145 Sanctuary Parkway, Suite 200, Alpharetta, Georgia 30004, Telephone: 770-237-7539. Per-Se’s filings with the SEC are also available from Per-Se’s website (www.per-se.com) under the tab “Investor Relations” through the “SEC Filings” link.
Participants in This Transaction
Per-Se and its directors, executive officers, and other members of management may be deemed participants in the solicitation of proxies from stockholders in connection with this transaction. Information about the directors and executive officers of Per-Se Technologies and information about other persons who may be deemed participants in this transaction is included in the proxy statement. Information regarding Per-Se’s directors and executive officers is available in Per-Se’s proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on April 19, 2006. Additional information regarding the interests of such potential participants is included in the proxy statement and other relevant documents filed with the SEC.
Contact:
Per-Se Technologies, Inc.
Robert Borchert, 770/237-7539

Source: Per-Se Technologies, Inc.